EXHIBIT 5.1

620 Freedom Business Center, Suite 200
King of Prussia, PA  19406
(610) 205-6000
www.stevenslee.com

July 13, 2021

Board of Directors
STRATA Skin Sciences, Inc.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania  19044

Re:	Registration Statement on Form S‑8 – STRATA Skin Sciences, Inc. 2016 Amended and Restated Omnibus Incentive Plan

Ladies and Gentlemen:

In connection with the registration of 7,832,625 shares of common stock, par value $0.001 per share (the “Common Stock”), by STRATA Skin Sciences, Inc. (the “Company”), covered by the Company’s Registration Statement on Form S‑8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the potential issuance of the Common Stock under the STRATA Skin Sciences, Inc. 2016 Amended and Restated Omnibus Incentive Plan (the “Plan”), we, as counsel to the Company, have reviewed:

(1) the certificate of incorporation of the Company, as amended;

(2) the bylaws of the Company, as amended;

(3) resolutions adopted by the board of directors of the Company relating to the Registration Statement;

(4) a good standing certificate, issued by the Secretary of the State of Delaware, with respect to the Company;

(5) the Registration Statement; and

(6) the Plan.

In connection with delivering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company’s management; however, we have no

Board of Directors
July 13, 2021

reason to believe that any such representations are incorrect or incomplete.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In connection with this letter, we have concerned ourselves solely with the application of the laws of the Commonwealth of Pennsylvania and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

Based upon our review of the foregoing, it is our opinion that:

(a) the Company has been duly incorporated under the laws of the State of Delaware and is validly existing under the laws of the State of Delaware; and

(b) the Common Stock covered by the Registration Statement has been duly authorized and, when issued under the terms set forth in the Registration Statement, will be fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee

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